Exhibit 99.1

cbdMD Provides Preliminary Q2 Sales Results;
Company Withdraws Fiscal 2020 Financial Guidance Due To Covid-19 Pandemic

Charlotte, NC, April 6, 2020, cbdMD, Inc. (NYSE American: YCBD, YCBD PR A), a leading cannabidiol (CBD) consumer brand, announced today that its preliminary year over year sales for the second quarter of fiscal 2020 ended March 31, 2020 grew 167% to approximately $9.4 million from its second quarter fiscal 2019 quarterly sales of $5.64 million.

“We are pleased to report that in our quarter ending March 31, 2020, cbdMD generated sales of approximately $9.4 million which was a 67% increase as compared to our same quarter last year. Our online direct to consumer business continued to see strong traffic with online sales eclipsing over 70% of all quarterly sales activity. We expect that our online direct to consumer business should remain relatively strong this next quarter amid the Covid-19 pandemic. Sequentially, sales dipped slightly below our prior first quarter fiscal 2020 ended December 31, 2019 of $10.1 million, as the company’s food drug mass market (“FDM”)/brick and mortar business was affected by the Covid-19 pandemic. This was our first sequential decline in sales since we began operating the cbdMD brand. We expect our FDM/brick and mortar business to return to normal operations once the pandemic subsides. With over $14.5 million in cash on hand at the end of March 2020, we are in a strong financial position at this time. Regardless, the company has taken all prudent steps to significantly reduce its expenditures during the third fiscal quarter ending June 30, 2020, and because of these reductions, we anticipate that our operating expenses will be reduced by over $5 million for the third quarter, resulting in an significant positive impact to our operating results for that quarter. However, due to the uncertainty and fluidity of the Covid-19 pandemic, previous assumptions we have made for fiscal 2020 may not be applicable any longer and cbdMD is withdrawing the fiscal 2020 financial guidance provided on December 18, 2019. We expect to provide more detailed analysis once we see some level of stability in the current environment.”, said Martin Sumichrast, Chairman and Co-CEO of cbdMD, Inc.

“The COVID-19 pandemic has impacted us all, and as always, our first priority is for the health and safety of our employees, clients and the communities in which we operate.  We are actively working with this focus and have instituted several changes and we continue to operate our business and deliver cbdMD products to our clients.” continued Mr. Sumichrast.

About cbdMD, Inc.
cbdMD, Inc. is a nationally recognized consumer cannabidiol (CBD) brand whose current products include CBD tinctures, CBD gummies, CBD topicals, CBD bath bombs, and CBD pet products. cbdMD is also a proud partner of Bellator MMA, Life Time, Inc., and Supercross, and has one of the largest rosters of professional sports athletes who are part of "Team cbdMD." To learn more about cbdMD and our comprehensive line of over 100 SKUs of U.S. produced, THC-free* CBD products, please visit www.cbdmd.com, follow cbdMD on Instagram and Facebook, or visit one of the over 4,000 retail outlets that carry cbdMD products.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. cbdMD, Inc. has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements are unknown at this time, including the ultimate impact of the Covid-19 pandemic on our results of operations. Further information on cbdMD’s risk factors is contained in Annual Report on Form 10-K for the year ended September 30, 2019, as amended, and its other filings with the Securities and Exchange Commission. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. cbdMD, Inc. undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Contacts

John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515